                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF BRADLEY REAL ESTATE, INC.

Bradley Bethal Limited Partnership, a Nebraska limited partnership

Bradley Real Estate Management, Inc., a Massachusetts corporation

Bradley Midwest Management, Inc., a Minnesota corporation

Bradley Operating Limited Partnership, a Delaware limited partnership

Bradley Financing Corp., a Delaware corporation

Bradley Financing Partnership, a Delaware partnership

Bradley Management Corp., a Delaware corporation

Bradley Management Limited Partnership, a Delaware limited partnership

Bradley Management LLC, a Delaware limited liability company

Bradley Spring Mall, Inc., a Delaware corporation

Bradley Spring Mall Limited Partnership, a Delaware limited partnership

BTR Development Corp., a Delaware corporation

BTR Development Limited Partnership, a Delaware limited partnership

Williamson Square Associates Limited Partnership, a Delaware limited partnership

BOLP LLC, a Delaware limited liability company